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Exhibit 21.1

                                 Subsidiaries*

                                                                                                           F/S
                                                             Tokheim %        Jurisdiction of          Information
      Subsidiary Name                                       Ownership(P)       Incorporation           Included By
      ---------------                                       ------------      ---------------          -----------
      Tokheim Automation Corporation**            (A)         100.00%         USE - Texas              Consolidated
      Management Solutions, Inc.                  (A)         100.00%         USA - Colorado           Consolidated
      Tokheim Equipment Corporation**             (A)         100.00%         USA - Delaware           Consolidated
      Tokheim RPS, LLC                            (K)         100.00%         USA - Delaware           Consolidated
      Sunbelt Hose & Petroleum Equipment, Inc.    (B)         100.00%         USA - Georgia            Consolidated
      Gasboy International, Inc.                  (B)         100.00%         USA - Pennsylvania       Consolidated
      Tokheim Services, LLC                       (O)         100.00%         USA - Indiana            Consolidated
      Tokheim Investment Corp.                    (A)         100.00%         USA - Texas              Consolidated
      Tokheim Austria GesmbH                      (G)         100.00%         Austria                  Consolidated
      Tokheim Belgium N.V.                        (N)         100.00%         Belgium                  Consolidated
      Socatam S.A.                                (F)          99.9%          Cameroon                 Consolidated
      Tokheim & Gasboy of Canada, Ltd.            (C)         100.00%         Canada - Ontario         Consolidated
      Tokheim Czech Republic s.r.o.               (F)         100.00%         Czech Republic           Consolidated
      Tokheim Scandinavia A/S                     (J)         100.00%         Denmark                  Consolidated
      Tokheim Sofitam S.A.                        (B)         100.00%         France                   Consolidated
      Tokheim Sofitam Applications S.A.           (E)         100.00%         France                   Consolidated
      Tokheim Services France S.A.                (F)         100.00%         France                   Consolidated
      Tokheim Holding GmbH                        (A)         100.00%         Germany                  Consolidated
      Tokheim GmbH                                (G)         100.00%         Germany                  Consolidated
      Deutsche Tokheim GmbH                       (G)         100.00%         Germany                  Consolidated
      Tokheim Germann GmbH                        (G)         100.00%         Germany                  Consolidated
      Tokheim Tanksysteme GmbH                    (G)         100.00%         Germany                  Consolidated
      Tokheim Hungary k.f.t.                      (B)         100.00%         Hungary                  Consolidated
      Tulla Electronics Limited                   (B)         100.00%         Ireland                  Consolidated
      Tokheim Ireland Limited                     (B)         100.00%         Ireland                  Consolidated
      Tokheim-Italia SRL                          (F)          99.00%         Italy                    Consolidated
      Cocitam S.A.                                (F)          98.60%         Ivory Coast              Consolidated
      Matam S.A.                                  (F)          99.9%          Morocco                  Consolidated
      Tokheim Poland                              (M)         100.00%         Poland                   Consolidated
      Rossgermann                                 (M)         100.00%         Russia                   Equity Method
      Cosetam S.A.                                (H)          98.93%         Senegal                  Consolidated
      Tokheim Slovakia s.r.o.                     (F)         100.00%         Slovak Republic          Consolidated
      Tokheim Properties (Proprietary), Ltd.      (D)         100.00%         South Africa             Consolidated
      Tokheim South Africa (Proprietary), Ltd.    (D)         100.00%         South Africa             Consolidated
      Tokheim Koppens Iberica S.A.                (F)          99.81%         Spain                    Consolidated

Tokheim Switzerland AG                            (B)         100.00%         Switzerland              Consolidated
Tokheim Holding Netherlands B.V.                  (B)         100.00%         The Netherlands          Consolidated
Koppens Automatic Fabrieken B.V.                  (I)         100.00%         The Netherlands          Consolidated
Tokheim Netherlands B.V.                          (I)         100.00%         The Netherlands          Consolidated
Koppens Holding Nederland B.V.                    (I)         100.00%         The Netherlands          Consolidated
Tokheim Europe B.V.                               (I)         100.00%         The Netherlands          Consolidated
HMA Rotterdam B.V.                                (J)         100.00%         The Netherlands          Consolidated
Cottam Sarl                                       (F)          99.88%         Tunisia                  Consolidated
Tokheim UK Limited                                (B)         100.00%         United Kingdom           Consolidated
Sofitam Pump Services Ltd.                        (F)         100.00%         United Kingdom           Consolidated
Tokheim de Mexico                                 (B)         100.00%         Mexico                   Consolidated
Tokheim Portugal                                  (L)         100.00%         Portugal                 Consolidated

* Subsidiaries as of 11/30/99. Does not include entities in which Tokheim Corporation or subsidiaries hold less than 50%. Does not take into account subsequent liquidations, mergers, or other transactions.
**Will be merged into Tokheim Corporation.


A)   Directly owned by Tokheim Corporation.

B) Directly owned by Tokheim Corporation's subsidiary, Tokheim Investment Corp., or directors' qualifying shares.

C) Directly owned 65% by Tokheim Corporation's subsidiary, Tokheim Investment Corp., and 35% by Tokheim Corporation's indirect subsidiary, Gasboy International, Inc.

D) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim & Gasboy of Canada, Ltd.
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E)   Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim
     Sofitam S.A.

F) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam Applications S.A.

G) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Holding GmbH.

H) Directly owned 65.6% by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam Application S.A., and 33.33% by Tokheim Corporation's indirect subsidiary, Cocitam S.A.

I) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Holding Netherlands B.V.

J) Directly owned by Tokheim Corporation's indirect subsidiary, Koppens Holding Nederland B.V.

K) Directly owned by Tokheim Corporation's indirect subsidiary, Gasboy International, Inc.

L) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Koppens Iberica S.A.

M) Directly owned by Tokheim Corporation's indirect subsidiary, Tokheim Germann GmbH.

N) Directly owned 98.92% by Tokheim Corporation's indirect subsidiary, Koppens Holding Nederland B.V., 1.04% by Tokheim Corporation's indirect subsidiary, Tokheim Sofitam Applications S.A., and 0.04% by Tokheim Corporation's indirect subsidiary, Koppens Automatic Fabrieken B.V.

O) Directly owned 99% by Tokheim Corporation and 1% by Tokheim Corporation's subsidiary, Tokheim Investment Corp.

P) All subsidiaries are consolidated, except for Rossgermann, which is accounted for using the equity method.